SCHEDULE A

(to the Amended and Restated Distribution Agreement between Pacific Life Funds and Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)

PL Portfolio Optimization Conservative Fund

PL Portfolio Optimization Moderate-Conservative Fund

PL Portfolio Optimization Moderate Fund

PL Portfolio Optimization Moderate-Aggressive Fund

PL Portfolio Optimization Aggressive Fund

A, B, C, R, Advisor A, B, C, R, Advisor A, B, C, R, Advisor A, B, C, R, Advisor A, B, C, R, Advisor

PL Money Market Fund	A, B, C
PL Income Fund	A, C, I, Advisor
PL Floating Rate Income Fund	A, C, I, Advisor
PL High Income Fund	A, C, I, Advisor
PL Short Duration Income Fund	A, C, I, Advisor
PL Strategic Income Fund	A, C, I, Advisor

PL Limited Duration High Income Fund

PL Diversified Alternatives Fund

PL Floating Rate Loan Fund

PL Small-Cap Value Fund

PL Main Street® Core Fund

PL Emerging Markets Fund

PL Small-Cap Growth Fund

PL International Value Fund

PL Large-Cap Value Fund

PL Short Duration Bond Fund

PL Growth LT Fund

PL Mid-Cap Equity Fund

PL Large-Cap Growth Fund

PL International Large-Cap Fund

PL Managed Bond Fund

PL Inflation Managed Fund

PL Comstock Fund

PL Mid-Cap Growth Fund

PL Real Estate Fund

PL Emerging Markets Debt Fund

PL Currency Strategies Fund

PL Global Absolute Return Fund

PL Precious Metals Fund

A, C, I, Advisor A, C, Advisor P P P P P P P P P P P P P P P P P P P P P P

Effective: December 31, 2013

Schedule A to Amended and Restated Distribution Agreement between PLF and PSD

AGREED TO AND ACCEPTED BY:

PACIFIC LIFE FUNDS

By:	/s/ Howard T. Hirakawa	BY:	/s/ Laurene E. MacElwee
Name:	Howard T. Hirakawa		Name: Laurene E. MacElwee
Title:	Vice President		Title: VP & Assistant Secretary

PACIFIC SELECT DISTRIBUTORS, INC.

By:	/s/ Adrian S. Griggs	BY:	/s/ Jane M. Guon
Name:	Adrian S. Griggs		Name: Jane M. Guon
Title:	Chief Executive Officer		Title: Secretary